                                                                     EXHIBIT 1.2

                             UNDERWRITING AGREEMENT

                                     (TERMS)

                             ----------------------

                                  $500,000,000

                             7 7/8% Notes due 2011

                             ----------------------


                                January 23, 2001


HCA - The Healthcare Company
One Park Plaza
Nashville, Tennessee 37203

Dear Sirs/Madams:

         The underwriters set forth below (the "Underwriters"), for which Banc of America Securities LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated are acting as Managers (the "Managers"), understand that HCA - The Healthcare Company (f/k/a Columbia/HCA Healthcare Corporation), a Delaware corporation (the "Company"), proposes to issue and sell $500,000,000 aggregate principal amount of its 7 7/8% Notes due February 1, 2011 (the "Offered Securities"). The Offered Securities will be issued pursuant to the provisions of an Indenture dated as of December 16, 1993, as supplemented (the "Indenture"), between the Company and Bank One Trust Company, N.A. (f/k/a The First National Bank of Chicago), as trustee (the "Trustee").

         Subject to the terms and conditions set forth or incorporated by reference herein, the Company hereby agrees to sell and the Underwriters agree to purchase, severally and not jointly, the respective principal amounts of the Offered Securities set forth below opposite their names at a purchase price of 98.362% of the principal amount of the Offered Securities.

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
                                                                   Principal Amount
                                                                           of
                                                                   Offered Securities
                                                                   ------------------
         Banc of America Securities LLC...........................  $    175,000,000
         Merrill Lynch, Pierce, Fenner & Smith Incorporated.......       175,000,000
         Chase Securities Inc.....................................        20,000,000
         Goldman, Sachs & Co......................................        20,000,000
         Salomon Smith Barney Inc.................................        20,000,000
         TD Securities (USA) Inc..................................        20,000,000
         Banc One Capital Markets, Inc............................        10,000,000
         BNY Capital Markets, Inc.................................        10,000,000
         Fleet Securities, Inc....................................        10,000,000
         McDonald Investments Inc.................................        10,000,000
         Scotia Capital (USA) Inc.................................        10,000,000
         SunTrust Equitable Securities Corporation................        10,000,000
         Wachovia Securities, Inc.................................        10,000,000
                                                                    ----------------
                  Total...........................................  $    500,000,000
                                                                    ================

         The Underwriters will pay for the Offered Securities upon delivery thereof at the offices of Banc of America Securities LLC or through the facilities of the Depository Trust Company at 10:00 a.m. (New York time) on January 26, 2001 (the "Closing Date").

         The Offered Securities shall have the terms set forth in the Prospectus dated December 19, 2000, and the Prospectus Supplement dated January 23, 2001, including the following:

         Public Offering Price:        99.487% of principal amount

         Purchase Price:               98.362% of principal amount

         Maturity Date:                February 1, 2011

         Interest Rate:                7 7/8%

         Redemption Provisions:        The Company may, at its option, redeem
                                       the Offered Securities at any time at the
                                       price described in the Prospectus
                                       Supplement.

         Interest Payment Dates:       February 1 and August 1 of each year,
                                       commencing August 1, 2001. Interest
                                       accrues from the settlement date.

         Current Ratings:              Standard & Poor's Ratings Service -- BB+
                                       Moody's Investors Service, Inc. -- Ba2


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         All provisions contained in the document entitled Underwriting
Agreement Standard Provisions (Debt Securities), a copy of which is attached hereto, are incorporated by reference in their entirety herein and shall be deemed to be a part of this Agreement to the same extent as if such provisions had been set forth in full herein, except that (i) if any term defined in such document is otherwise defined herein, the definition set forth herein shall control, (ii) all references in such document to a type of security that is not an Offered Security shall not be deemed to be a part of this Agreement, and
(iii) all references in such document to a type of agreement that has not been entered into in connection with the transactions contemplated hereby shall not be deemed to be a part of this Agreement.

         As evidenced by the Company's countersignature of this Agreement, the Company hereby confirms its engagement of the services of Goldman, Sachs & Co. as, and Goldman, Sachs & Co. hereby confirms its agreement with the Company to render services as, a "qualified independent underwriter," within the meaning of Section (b)(15) of Rule 2720 of the Conduct Rules of the National Association of Securities Dealers, Inc., with respect to the offering and sale of the Offered Securities. As compensation for the services of Goldman, Sachs & Co. hereunder as a "qualified independent underwriter," the Company agrees to pay Goldman, Sachs & Co. $1,000 on the Closing Date. In addition, the Company agrees promptly to reimburse Goldman, Sachs & Co. for all out-of-pocket expenses, including fees and disbursements of counsel, reasonably incurred in connection with the services to be rendered hereunder as a "qualified independent underwriter."

         Goldman, Sachs & Co. hereby represents and warrants to, and agrees with, the Company and the Underwriters that with respect to the offering and sale of the Offered Securities as described in the Prospectus and Prospectus
Supplement:

         (i) Goldman, Sachs & Co. constitutes a "qualified independent underwriter" within the meaning of Section (b)(15) of Rule 2720 of the Conduct Rules of the National Association of Securities Dealers, Inc.;

         (ii) Goldman, Sachs & Co. has participated in the preparation of the Registration Statement, the Prospectus and the Prospectus Supplement and has exercised the usual standards of "due diligence" in respect thereto;

         (iii) Goldman, Sachs & Co. has undertaken the legal responsibilities and liabilities of an underwriter under the Securities Act of 1933, as amended, specifically including those inherent in
                  Section 11 thereof;

         (iv) Based upon (A) a review of the Company, including an examination of the Registration Statement, information regarding the earnings, assets, capital structure and growth rate of the Company and other pertinent financial and statistical data, (B) inquiries of and conferences with the management of the Company and its counsel and independent public accountants regarding the business and operations of the Company, (C) consideration of the prospects for the industry in which the Company competes, estimates of the business potential of the Company, assessments


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                  of its management, the general condition of the securities markets, market prices of the capital stock and debt securities of, and financial and operating data concerning, companies believed by Goldman, Sachs & Co. to be comparable to the Company with debt securities of maturity and seniority similar to the Offered Securities and the demand for securities of comparable companies similar to the Offered Securities, and (D) such other studies, analyses and investigations as Goldman, Sachs & Co. has deemed appropriate, and assuming that the offering and sale of the Offered Securities is made as contemplated herein and in the Prospectus and Prospectus Supplement, Goldman, Sachs & Co. recommends, as of the date of the execution and delivery of this Agreement, that the yield on the Offered Securities be not less than 7 7/8%, which minimum yield should in no way be considered or relied upon as an indication of the value of the Offered Securities; and

         (v) Goldman, Sachs & Co. will furnish to the Underwriters at the time of delivery of the Offered Securities a letter, dated the time of delivery of the Offered Securities, in form and substance satisfactory to the Underwriters, to the effect of clauses (i) through (iv) above.

         Goldman, Sachs & Co. hereby agrees with the Company and the Underwriters that, as part of its services hereunder, in the event of any amendment or supplement to either the Prospectus or the Prospectus Supplement, Goldman, Sachs & Co. will render services as a "qualified independent underwriter," in accordance with Rule 2710 of the Conduct Rules of the National Association of Securities Dealers, Inc., as such term is defined in Section
(b)(15) of Rule 2720 of the Conduct Rules of the National Association of Securities Dealers, Inc. with respect to the offering and sale of the Offered Securities as described in either the Prospectus or the Prospectus Supplement, as so amended or supplemented, that are substantially the same as those services being rendered with respect to the offering and sale of the Offered Securities as described in the Prospectus and the Prospectus Supplement (including those described above).


         In addition, the Company agrees with Goldman Sachs & Co. that the indemnification and contribution provisions of the Underwriting Agreement Standard Provisions (Debt Securities), which are incorporated herein by reference, shall also apply to Goldman Sachs & Co. in its capacity as qualified independent underwriter. The Company agrees to cooperate with Goldman, Sachs & Co. to enable it to perform the services contemplated by this Agreement.



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         Please confirm your agreement by having an authorized officer sign a copy of this Underwriting Agreement in the space set forth below.

                                      Very truly yours,


                                      Banc of America Securities LLC

                                      Acting on behalf of itself
                                      and the several Underwriters named herein


                                      By:      /s/ Lily Chang
                                               ---------------------------------
                                      Name:    Lily Chang
                                               ---------------------------------
                                      Title:   Principal
                                               ---------------------------------


                                      By:      Goldman, Sachs & Co.

                                               /s/ Goldman, Sachs & Co.
                                               ---------------------------------
                                                    (Goldman, Sachs & Co.)
Accepted:

HCA - The Healthcare Company

By:      /s/ David G. Anderson
         ----------------------------------------------
Name:    David G. Anderson
         ----------------------------------------------
Title:   Senior Vice President -- Finance and Treasurer
         ----------------------------------------------




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